Exhibit 4.02

SUPPLEMENTAL INDENTURE NO. 9
FROM
XCEL ENERGY INC.
(a Minnesota corporation)
TO
WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee
_____________________
DATED AS OF
MARCH 1, 2016
SUPPLEMENTAL TO INDENTURE
DATED AS OF DECEMBER 1, 2000

TABLE OF CONTENTS

Page

Parties		1
Recitals		1
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01	Integral Part of Indenture	1
SECTION 1.02		1
	(a) Definitions	1
	(b) References to Articles and Sections	2
	(c) Terms Referring to this Supplemental Indenture	2
ARTICLE TWO
2.40% SENIOR NOTES, SERIES DUE MARCH 15, 2021
SECTION 2.01	Designation and Principal Amount	2
SECTION 2.02	Stated Maturity Date	2
SECTION 2.03	Interest Payment Dates	2
SECTION 2.04	Office for Payment	2
SECTION 2.05	Redemption Provisions	2
SECTION 2.06	Authorized Denominations	4
SECTION 2.07	Form of 2.40% Senior Notes, Series due March 15, 2021	4
SECTION 2.08	Reopening of Notes	4
ARTICLE THREE
MISCELLANEOUS
SECTION 3.01	Recitals of fact, except as stated, are statements of the Company	4
SECTION 3.02	Supplemental Indenture to be construed as a part of the Indenture	4
SECTION 3.03		4
	(a) Trust Indenture Act to control	4
	(b) Severability of provisions contained in Supplemental Indenture and Notes	4

SECTION 3.04	Reference to either party in Supplemental Indenture include successors or assigns	4

SECTION 3.05	(a) Provision for execution in counterparts	4
	(b) Table of Contents and descriptive headings of Articles not to affect meaning	5

Exhibit A – Form of 2.40% Senior Notes, Series due March 15, 2021

- i -

SUPPLEMENTAL INDENTURE No. 9, made as of the 1st day of March, 2016, by and between XCEL ENERGY INC., a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”):
WITNESSETH:
WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of December 1, 2000; and
WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series; and
WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated “2.40% Senior Notes, Series due March 15, 2021” (hereinafter referred to as the “Notes”); and
WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and
WHEREAS, the execution and delivery of this Supplemental Indenture No. 9 (herein, this “Supplemental Indenture”) have been duly authorized by a resolution or written consent adopted by the Board of Directors of the Company;
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to set forth the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01. This Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 1.02. For all purposes of this Supplemental Indenture:

(a)	Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)	All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)	The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.
ARTICLE TWO
2.40% SENIOR NOTES, SERIES DUE MARCH 15, 2021
SECTION 2.01. There shall be a series of Securities designated the “2.40% Senior Notes, Series due March 15, 2021” (the “Notes”). The Notes shall be limited to $400,000,000 aggregate principal amount except as provided in Section 2.08 hereof.
SECTION 2.02. Except as otherwise provided in Section 2.05 hereof, the principal amount of the Notes shall be payable on the stated maturity date of March 15, 2021.
SECTION 2.03. The Notes shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 2.40% per annum, payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2016. The Regular Record Dates with respect to such March 15 and September 15 interest payment dates shall be March 1 and September 1, respectively, immediately preceding such interest payment dates. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.
SECTION 2.04. The Notes shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.
SECTION 2.05. At any time prior to February 15, 2021 (one month prior to the maturity date of the Notes), the Company may redeem, in whole or in part, the Notes, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of such Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on February 15, 2021 (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to but excluding the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after February 15, 2021, the Company may redeem, in whole or in part, the Notes, at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes being redeemed (assuming, for this purpose, that the Notes matured on February 15, 2021) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for such date fixed for redemption, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Independent Investment Banker” means each of Barclays Capital Inc., BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (i) each of Barclays Capital Inc., BNP Paribas Securities Corp., or Morgan Stanley & Co. LLC, and a Primary Treasury Dealer selected by each of Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC and any other Primary Treasury Dealer designated by, and not affiliated with, Barclays Capital Inc., BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC and their respective successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Yield” means, with respect to any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
The Notes shall not be subject to any sinking fund.
SECTION 2.06. The Notes shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.
SECTION 2.07. The Notes shall initially be in the form attached as Exhibit A hereto.
SECTION 2.08. The Notes may be reopened and additional notes of the Notes may be issued in excess of the limitation set forth in Section 2.01, provided that such additional notes will contain the same terms (including the stated maturity date and interest rate) as the other Notes, except for the price to public and issue date. Any such additional Notes, together with the other Notes, shall constitute a single series for purposes of the Indenture.
ARTICLE THREE
MISCELLANEOUS
SECTION 3.01. The recitals of fact herein and in the Notes (except the Trustee’s Certificate of Authentication) shall be taken as statements of the Company and shall not be construed as made by the Trustee.
SECTION 3.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.
SECTION 3.03.

(a)
If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)
In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
SECTION 3.05.

(a)
This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(b)
The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, XCEL ENERGY INC. has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and WELLS FARGO BANK, NATIONAL ASSOCIATION, has caused this Supplemental Indenture to be signed by its Vice President as of this 8th day of March, 2016.
XCEL ENERGY INC.

By: /s/ Brian Van Abel
Name: Brian Van Abel
Title: Vice President and Treasurer
ATTEST:

By: /s/ Tara M. Heine
Name: Tara M. Heine
Title: Assistant Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Martin G. Reed
Name: Martin G. Reed
Title: Vice President

[Signature Page to the Supplemental Indenture No. 9]

EXHIBIT A
FORM OF
2.40% SENIOR NOTES, SERIES DUE MARCH 15, 2021
REGISTERED
THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
XCEL ENERGY INC.
(Incorporated under the laws of the State of Minnesota)
2.40% SENIOR NOTE, SERIES DUE MARCH 15, 2021

CUSIP: 98389BAS9	NUMBER:
ORIGINAL ISSUE DATE(S): March 8, 2016	PRINCIPAL AMOUNT(S): $
INTEREST RATE: 2.40%	MATURITY DATE: March 15, 2021

XCEL ENERGY INC., a corporation of the State of Minnesota (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of -___________ DOLLARS on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 2016, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1, as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Securityholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depository such interest in same day funds. On or before 11:30 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security and following receipt of the necessary funds from the Company, the Trustee shall deposit with the Depository the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depository. As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Security, the Depository shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depository.
This Global Security is a global security in respect of a duly authorized issue of Senior Notes, Series due March 15, 2021 (the “Notes of this Series,” which term includes any Global Securities representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2000 between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of Securities may be issued and, as used herein, the term “Securities” refers to the Notes of this Series and any other outstanding series of Securities. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities are and are to be authenticated and delivered. This Global Security has been issued in respect of the series designated on the first page hereof.
Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

At any time prior to February 15, 2021 (one month prior to the maturity date of the Notes of this Series), the Company may redeem, in whole or in part, the Notes of this Series, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of such Notes of this Series being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this Series being redeemed that would be due if the Notes of this Series matured on February 15, 2021 (excluding the portion of any such accrued and unpaid interest to but excluding the date fixed for redemption), discounted to but excluding the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date fixed for redemption. At any time on or after February 15, 2021, the Company may redeem, in whole or in part, the Notes of this Series, at 100% of the principal amount being redeemed plus accrued and unpaid interest thereon to but excluding the date fixed for redemption.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this Series being redeemed (assuming, for this purpose, that the Notes of this Series matured on February 15, 2021) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
“Comparable Treasury Price” means (i) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations for such date fixed for redemption, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Independent Investment Banker” means each of Barclays Capital Inc., BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC or their respective successors or, if such firms or their successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.
“Reference Treasury Dealer” means (i) each of Barclays Capital Inc., BNP Paribas Securities Corp., or Morgan Stanley & Co. LLC, and a Primary Treasury Dealer selected by each of Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC and any other Primary Treasury Dealer designated by, and not affiliated with, Barclays Capital Inc., BNP Paribas Securities Corp., Mitsubishi UFJ Securities (USA), Inc., Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC and their respective successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company shall appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., Eastern time, on the third business day preceding the date fixed for redemption.
“Treasury Yield” means, with respect to any date fixed for redemption, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption. The Treasury Yield will be calculated on the third business day preceding the date fixed for redemption.
Notice of redemption will be given by mail to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the surrender hereof.
Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.
The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.
If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.
As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.
No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.
As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.
If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Security, will authenticate and deliver individual Notes of this

Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.
The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.
Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.
The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.
Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:
XCEL ENERGY INC.
By:
Name: Brian Van Abel
Title: Vice President and Treasurer

ATTEST
By:
Name: Tara M. Heine
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION
This Note is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.
WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Trustee
By:
    Authorized Officer

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common	UNIF GIFT MIN ACT-- _______ Custodian ___________ (Cust) (Minor)
TEN ENT--as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN--as joint tenants with right of survivorship and not as tenants in common	State

Additional abbreviations may also be
used though not in the above list.
_____________________
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said security on the books of the Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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